UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2010

ARTVENTIVE MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144226	26-0148468
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

1797 Playa Vista

San Marcos, CA 92078

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:  (760) 471-7700

URANIUM PLUS RESOURCE CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2010, the Company entered into an Employment Agreement with its Chief Executive Officer and Chief Technology Officer, Dr. Leon Rudakov.  Under the terms of the Agreement, Dr. Rudakov will be compensated with an annual salary of $120,000, plus benefits, including options to purchase stock in the Company, the terms of which are to be negotiated, but the share price will be the trading price at the time of issuance or the net book value.  Any options granted will expire five years after the date of the grant.  The term of the Employment Agreement will be for a period of five years, unless earlier terminated under the terms of the Employment Agreement.

SIGNATURES

ARTVENTIVE MEDICAL GROUP, INC.

/s/ H. James Graham

H. James Graham, President